UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2026

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	000-10592	14-1630287
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK	12302
(Address of Principal Executive Offices)	(Zip Code)

(518) 377-3311
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TrustCo Bank Corp NY

Item 8.01.	Other Events

On August 18, 2026, TrustCo Bank Corp NY (“TrustCo”) issued a press release announcing that its Board of Directors declared an increased quarterly cash dividend of $0.40 per share, or $1.60 per share on an annualized basis.   The declared dividend represents an increase of 5.3% over the prior dividend amount.  The dividend will be payable on October 1, 2026 to shareholders of record at the close of business on September 4, 2026.

A copy of the press release announcing the dividend declaration is attached as Exhibit 99(a) to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

99(a)	Press release dated August 18, 2026 announcing that the Board of Directors of TrustCo declared a quarterly cash dividend of $0.40 per share.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 2026

TRUSTCO BANK CORP NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and
Chief Financial Officer